[FREE MARKETS LOGO]                                                 Exhibit 99.1



FOR IMMEDIATE RELEASE

CONTACTS:  Karen Kovatch
           Director, Corporate Communications
           FreeMarkets
           (412) 297-8767
           kkovatch@freemarkets.com

           Gary Doyle
           Director, Investor Relations
           FreeMarkets
           (412) 297-8849
           gdoyle@freemarkets.com

                    FREEMARKETS REPORTS FIRST QUARTER RESULTS

            Company beats targets for revenue and earnings per share

PITTSBURGH, PA - APRIL 28, 2003 - FreeMarkets, Inc. (NASDAQ: FMKT), the leading provider of global supply management (GSM) solutions, today reported results for the first quarter ended March 31, 2003.

Revenues for the first quarter were $34.5 million, 20% less than the $43.2 million reported in the same period a year earlier. Revenues and fees (including $2.8 million in fees earned from Visteon in each quarter) were $37.3 million, 19% less than the $46.0 million a year earlier. The Company's guidance for revenues and fees for the first quarter was a range between $34 and $36 million.

Net loss for the first quarter was $11.8 million, or $0.28 per share, which is essentially flat to the $11.5 million loss, or $0.28 per share reported in the first quarter of 2002. Operational loss for the first quarter was $2.5 million, or $0.06 per share. The operational loss includes fees from Visteon and excludes stock-based expense, restructuring charges and patent settlement receipts. Operational income in the same period of 2002 was $3.4 million, or $0.07 per share, and includes fees from Visteon and excludes stock-based expense, an investment write-down and a goodwill impairment charge. The Company's operational EPS estimate for the first quarter was a $0.10 per share loss.

"The economic environment and IT spending climate remain very challenging," said FreeMarkets Executive Vice President and Chief Financial Officer Joan Hooper. "Despite the continued market weakness, we executed ahead of our guidance, as our team remained focused on delivering results to our customers."

"In addition to the continued success of our existing offerings, our new GSM solutions gained traction during the first quarter," said FreeMarkets President and CEO Dave McCormick. "Some of the world's leading and largest companies have adopted and implemented FreeMarkets(R) ES((TM)) and FreeMarkets Spend Visibility and Savings Implementation solutions as part of their global supply management initiatives. And they are leveraging them successfully to lower their total costs and reduce supply risk. We will continue to enhance these solutions and expand our portfolio of offerings to meet the evolving needs of our customers and drive our business forward."

FREEMARKETS' GLOBAL SUPPLY MANAGEMENT SOLUTIONS

FreeMarkets continues to enhance its portfolio of global supply management solutions to provide its customers with a comprehensive set of offerings that enable them to overcome a broad set of supply management challenges.

During the first quarter, the Company expanded the functionality of FreeMarkets Spend Visibility Solution with the release of version 2.0, which features enhanced tools for cleansing, analyzing and viewing data. Leveraging these tools, companies can better design, execute and measure the effectiveness of spend management strategies as part of their global supply management initiatives.

Already in the second quarter, the Company has released version 2.0 of FreeMarkets ES, its comprehensive software solution that enables companies to effectively make and manage supply decisions. The latest version features advanced reporting tools that enable companies to measure their performance and progress toward strategic goals.

In addition, it has launched FreeMarkets QS 5.5, expanding the global language capabilities of its industry-leading negotiation application to include Japanese, Simplified and Traditional Chinese.

FINANCIAL GUIDANCE

The Company provided guidance for the second quarter and full year 2003:

                           Q2 2003                   Full Year 2003
                           -------                   --------------
Revenue             $33.2 million to $34.2 million   $143.75 million
Revenue and Fees*   $36.0 million to $37.0 million   $155.0 million
GAAP EPS            ($0.17)                          ($0.53)
Operational EPS#    ($0.06)                          $0.02

* Includes Visteon fees of $2.8 million per quarter.

# GAAP EPS                       ($0.17)       ($0.53)
  Fees from Visteon               $0.07         $0.27
  Stock-based expense             $0.05         $0.19
  Restructuring charge              --          $0.11
  Patent settlement
    receipts                     ($0.01)       ($0.02)
                                 ------        ------
  Operational EPS                ($0.06)        $0.02
                                 ======        ======


See our Form 8-K filed today for Management's explanation as to the usefulness of these measures.

The Company expects to be cash flow negative in the second quarter, with a return to positive cash flow in the second half of the year. For the full year 2003, the Company expects to be cash flow positive.

ABOUT FREEMARKETS

FreeMarkets is the leader in providing companies with software, services, and information for Global Supply Management (GSM). FreeMarkets' GSM solutions help companies to lower costs, reduce risks, and increase profitability by improving their supply management processes and expanding the reach and capabilities of their supply management organizations. FreeMarkets can be found on the Web at www.freemarkets.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release that are not historical facts, including those statements that refer to FreeMarkets' plans, prospects, expectations, financial guidance, strategies, intentions, and beliefs, are forward-looking statements. These forward-looking statements are based on information available to

FreeMarkets today, and FreeMarkets assumes no obligation to update these statements as circumstances change. There are risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including, without limitation, market acceptance of FreeMarkets' products and services, the competitive nature of the market for global supply management
(GSM) products and services, FreeMarkets' ability to predict its revenues and earnings, FreeMarkets' ability to develop competitive new products and services on a timely basis, introduction of new products and services by competitors, declining or uncertain economic and industry conditions, FreeMarkets' ability to attract and retain personnel and other risk factors that are described in more detail in FreeMarkets' most recent Annual Report on Form 10-K, and its other filings with the Securities and Exchange Commission.

                                       ###

                                FREEMARKETS, INC.
               (Unaudited; in thousands, except per share amounts)


                                                                 THREE MONTHS ENDED
                                                                      MARCH 31,
                                                             --------------------------
                                                               2003              2002
                                                             --------          --------
REVENUES & FEES (1)                                          $ 37,333          $ 45,986
  Less fees characterized as payment for warrant                2,813             2,813
                                                             --------          --------
REVENUES                                                       34,520            43,173
                                                             --------          --------
OPERATING COSTS & EXPENSES:
  Cost of revenues                                             18,399            18,860
  Research & development                                        6,490             5,142
  Sales & marketing                                             9,369            12,984
  General & administrative                                      6,051             6,223
  Stock-based expense                                           1,989             2,009
  Investment write-down                                            --             4,740
  Restructuring charge                                          4,719                --
                                                             --------          --------
TOTAL OPERATING COSTS & EXPENSES                               47,017            49,958
                                                             --------          --------
OPERATING LOSS                                                (12,497)           (6,785)
  Interest & other income, net                                    989               747
                                                             --------          --------
LOSS BEFORE INCOME TAXES                                      (11,508)           (6,038)
  Provision for income taxes                                      291               153
                                                             --------          --------
LOSS BEFORE CHANGE IN ACCOUNTING                              (11,799)           (6,191)
  Cumulative effect of accounting change for goodwill              --            (5,327)
                                                             --------          --------
NET LOSS                                                     $(11,799)         $(11,518)
                                                             ========          ========
Basic & diluted EPS                                          $  (0.28)         $(0.28)
Weighted average basic & diluted shares                        41,998            40,889

SUPPLEMENTAL DATA:
Gross margin % excluding fees                                      47%               56%
Gross margin % including fees                                      51%               59%
Operational (loss) / income:
  Net loss                                                   $(11,799)         $(11,518)
  Fees characterized as payment for warrant                     2,813             2,813
  Stock-based expense                                           1,989             2,009
  Investment write-down                                            --             4,740
  Restructuring charge                                          4,719                --
  Patent settlement receipts                                     (200)               --
  Cumulative effect of accounting change for goodwill              --             5,327
                                                             --------          --------
    Operational (loss) income (2)                            $ (2,478)         $  3,371
                                                             ========          ========
Weighted average diluted shares                                41,998            46,441
Per diluted share                                            $  (0.06)         $   0.07

OPERATIONAL DATA:
  Number of total customers                                       145               125
  Number of long-term customers                                   106                80
  Cumulative number of suppliers                               29,506            21,300
  Number of employees                                             992             1,017

(1) Fees earned from Visteon are not included in GAAP revenues.


(2) This supplemental data is for informational purposes only, and is not a substitute for the GAAP financial information presented above under net loss.

                                FREEMARKETS, INC.
                           (Unaudited; $ in thousands)

                                                     MARCH 31,     DECEMBER 31,
                                                       2003            2002
                                                     --------        --------
ASSETS

Cash & investments                                   $128,065        $135,023
Accounts receivable, net                               23,980          25,673
Other current assets                                    6,910           8,457
Property & equipment, net                              16,533          20,159
Goodwill & other assets, net                            4,386           4,355
                                                     --------        --------
     Total assets                                    $179,874        $193,667
                                                     ========        ========

LIABILITIES & STOCKHOLDERS' EQUITY
Accounts payable                                     $  3,630        $  4,063
Accrued restructuring charge                            3,388             119
Accrued incentive compensation                          2,215           7,536
Other current liabilities                              21,283          21,608
Current portion of long-term debt                       1,653           1,502
Long-term debt                                            803           1,328
                                                     --------        --------
     Total liabilities                                 32,972          36,156
Total stockholders' equity                            146,902         157,511
                                                     --------        --------
     Total liabilities & stockholders' equity        $179,874        $193,667
                                                     ========        ========